UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	March 30, 2007

HOMEBANC CORP.
(Exact Name of Registrant as Specified in Charter)

Georgia	001-32245	20-0863067
(State or Other Jurisdiction of Incorporation)	(Commission File Number	(IRS Employer Identification Number)

2002 Summit Boulevard, Suite 100, Atlanta, Georgia		30319
(Address of Principal Executive Offices)		(Zip Code)

Registrant's Telephone Number, including area code:	(404) 459-7400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On March 30, 2007, HomeBanc Corp. (“HomeBanc”) and HomeBanc Mortgage Corporation (“HBMC”) entered into Amendment No. 1 (the “Repurchase Agreement Amendment”) to the Master Repurchase Agreement dated as of October 31, 2006 (the “Repurchase Agreement”) by and among JPMorgan Chase Bank, N.A. (the “Administrative Agent”), HBMC, HomeBanc and the Buyers party to the Repurchase Agreement from time to time. The Repurchase Agreement Amendment changes the following financial covenants contained in the Repurchase Agreement:

•	decrease the Minimum Adjusted Tangible Net Worth covenant applicable to HomeBanc to $290,000,000 from $310,000,000;
•	increase the minimum liquidity requirement applicable to HomeBanc to $37,500,000 from $35,000,000;
•	decrease the ratio of Total Recourse Liabilities to Adjusted Tangible Net Worth to be maintained by HomeBanc to 8:1 from 11:1; and
•	decrease the ratio of Total Adjusted Liabilities to Adjusted Tangible Net Worth to be maintained by HomeBanc to 20:1 from 25:1.

HBMC is a wholly-owned subsidiary of HomeBanc. A copy of the Repurchase Agreement Amendment is attached hereto as Exhibit 10.1 and incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

10.1

Amendment No. 1, dated as of March 30, 2007, to Master Repurchase Agreement by and among JPMorgan Chase Bank, N.A., as agent, HomeBanc Mortgage Corporation, HomeBanc Corp. and the Buyers party to the Master Repurchase Agreement from time to time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	April 5, 2007

HOMEBANC CORP.

		By:	/s/ CHARLES W. MCGUIRE
		Name:	Charles W. McGuire
		Title:	Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

10.1

Amendment No. 1, dated as of March 30, 2007, to Master Repurchase Agreement by and among JPMorgan Chase Bank, N.A., as agent, HomeBanc Mortgage Corporation, HomeBanc Corp. and the Buyers party to the Master Repurchase Agreement from time to time.